Exhibit 2.6

                            ASSIGNMENT OF TRADE-MARKS


         Mentor Networks Inc., the full post office address of whose principal office or place of business is Suite 600, 1959 Upper Water Street, Halifax, Nova Scotia, B3J 3N2, by its receiver and manager, Grant Thornton Limited, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, has agreed to sell, assign and transfer and does hereby sell, assign and transfer to ITC Canada Limited, the full post office address of whose principal office or place of business is Suite 600, 1959 Upper Water Street, Halifax, Nova Scotia, B3J 3N2, all of the said receiver's right, title and interest in Canada and elsewhere in and to the trade-marks and applications therefor shown and described on the attached Schedule "A", together with the goodwill of the business connected with the use of and symbolized by the said trade-marks and applications therefor.

         Executed at Halifax Regional Municipality, Nova Scotia, this 23rd day of September, 1998.

                                            GRANT THORNTON LIMITED, as
                                            receiver and manager of the property
                                            and assets of Mentor Networks Inc.


                                            Per: /s/ Ross Landers
                                                -------------------------------

                                  SCHEDULE "A"


Trade Mark                                 Application/Registration No.
----------                                 ----------------------------

US Trade Marks

DESKTOP COACH                               App. 75-513389

Canadian Trade Marks

DESKTOP COACH                               App. 875,770
INTERMED                                    App. 773,775
DIGITAL ASSETS                              App. 749,823
MENTOR NETWORKS & DESIGN                    App. 749,003/Reg. TMA 475,109

MARK                                :       DESKTOP COACH

STATUS TEXT                         :       PENDING
SERIAL NUMBER                       :       75-513389
FILING DATE                         :       06 JUL 1998
REGISTER                            :       PRINCIPAL

MARK DRAWING CODE                   :       (1)  TYPESET:  WORDS, LETTERS AND/OR
                                                 NUMBERS

ORIGINAL OWNER                      :       Mentor Networks Inc.
                                            CANADA - CORPORATION
                                            Purdy's Wharf Tower 1, Suite 600
                                            Halifax
                                            NSC B3J 3N2

CORRESP. ADDR                       :       MICHAEL J. KLINE
                                            THORP REED & ARMSTRONG
                                            1 RIVERFRONT CTR 9TH FL
                                            PITTSBURGH PA 15222-4895

ATTORNEY NAME                       :       MICHAEL J. KLINE

DOMESTIC REPRESENT                  :       THORP REED & ARMSTRONG

INTERNAT. CLASS                     :       09
U.S. CLASS                          :       21 23 26 36 38

DETAILED STATUS                     :       New Appl. - Record initialized not
                                            assigned to examiner

BASIS                               :       Intent to Use

GOODS/SERVICES:

IC 09; US 21 23 26 36 38; Software used for computer skills training and user assistance.

FIRST USE:  00000000; FIRST USE IN COMMERCE:  00000000